Exhibit 10.1

Cell Therapeutics, Inc.

$33,156,000

7.5% Convertible Senior Notes due 2011

PURCHASE AGREEMENT

April 24, 2006

CRT Capital Group LLC

262 Harbor Drive

Stamford, CT 06902

Ladies and Gentlemen:

Cell Therapeutics, Inc., a corporation organized under the laws of the State of Washington (the “Company”), hereby confirms to CRT Capital Group LLC (“CRT” or the “Initial Purchaser”), its agreement to issue and sell to CRT, as set forth below.

1. The Transactions.

(a) Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchaser $33,156,000 aggregate principal amount of its 7.5% Convertible Senior Notes due 2011 (the “Firm Notes”). The Company also agrees to issue to the Initial Purchaser an option to purchase up to an additional $4,973,400 aggregate principal amount of its 7.5% Convertible Senior Notes due 2011 (the “Option Notes” and, together with the Firm Notes, the “Notes”). The conversion rate of the Notes is 478.519 shares per each $1,000 principal amount of Notes, subject to adjustment. The Notes shall be convertible into shares of common stock, no par value, of the Company (the “Common Stock” or “Conversion Shares”). The Notes will (i) have the terms and provisions which are described in the Prospectus Supplement (as defined below) under the heading “Description of Notes” and such other terms as are customary, and (ii) be issued pursuant to the provisions of the Indenture (the “Indenture”), to be dated on or about April 26, 2006, between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Notes and the Conversion Shares, which the Initial Purchaser may elect to purchase pursuant to the terms of this Agreement, are hereinafter referred to collectively as the “Securities.”

(b) In connection with the sale of the Securities, the Company has prepared and delivered to the Initial Purchaser a Prospectus Supplement, dated the date hereof, to its Prospectus dated April 19, 2006, in form and substance satisfactory to you (the “Prospectus Supplement”), and, together with the Prospectus dated April 19, 2006, the “Prospectus”), setting forth information regarding the Company, the Securities and the terms of the Offering and the transactions contemplated by the Offering Documents (as defined below). The Prospectus Supplement incorporates by reference the Company’s (i) Annual Report on Form 10-K for the year ended December 31, 2005, (ii) Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on March 31, 2006, and April 11, 2006, (iii) Proxy Statement for the annual meeting of stockholders of the Company held on June 17, 2005, and (iv) the Company’s registration statement on Form 8-A/A, filed with the Commission on January 10, 2003 (all such documents listed in clauses (i) through (iv) above (including documents filed thereunder as incorporated therein) are referred to herein as the “Incorporated Documents”). Any references herein to the Prospectus Supplement shall be deemed to include, in each case, all amendments and supplements thereto and the Incorporated Documents and any amendments thereto made prior to the completion of the Offering. The Company hereby confirms that it has authorized the use of the Prospectus Supplement in connection with the offering and resale of the Securities by the Initial Purchaser.

(c) This Agreement, the Securities, and the Indenture are herein referred to as the “Offering Documents.”

2. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Initial Purchaser:

(a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”) and has prepared and filed with the Commission a registration statement (file number 333-131533) on Form S-3, including a related basic prospectus, for registration under the Securities Act of the offering and sale of, among other things, the Securities, including all documents incorporated by reference (therein “Registration Statement”). The Company may have filed one or more amendments thereto. The Company will next file with the Commission one of the following: (1) after the effective date of such Registration Statement (the “Effective Date”), a final Prospectus Supplement relating to the Securities in accordance with Rules 430A and 424(b); (2) or a final Prospectus Supplement in accordance with Rules 415 and 424(b). In the case of clause (1), the Company has included in such Registration Statement, as amended at the Effective Date, all information (other than Rule 430A and 430B Information) required by the Securities Act and the rules thereunder to be included in such Registration Statement and the Prospectus Supplement. As filed, such final Prospectus Supplement or such amendment and form of final Prospectus Supplement shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Initial Purchaser shall agree to a modification, shall be in all substantive respects in the form furnished to you, shall contain only such specific additional information and other changes (beyond that contained in the basic prospectus and any preliminary prospectus) as the Company has advised you. The Registration Statement, at the time of execution, shall meet the requirements set forth in Rule 415(a)(1)(x).

(b) On the Effective Date, the Registration Statement did or will, and when the Prospectus Supplement is first filed in accordance with Rule 424(b) and on the Closing Date (as defined in Section 4) and on any date on which Option Notes are purchased, if such date is not the Closing Date (a “Additional Closing Date,” as defined in Section 4), the Prospectus Supplement (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the respective rules thereunder; on the Effective Date and at the date hereof, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus Supplement, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus Supplement (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus Supplement (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchaser through the Initial Purchaser specifically for inclusion in the Registration Statement or the Prospectus Supplement (or any supplement thereto).

(c) As of their respective filing dates, each of the Incorporated Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder applicable to the Incorporated Documents, and no Incorporated Document contained or contains any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading. As of their respective filing dates, the financial statements of the Company included in the Incorporated Documents complied as to form in all material respects with then applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles in the United States, applied consistently with the past practices of the Company, and as of their respective dates, fairly presented in all material respects the financial position of the Company and the results of its operations as of the time and for the periods indicated therein (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q, and Regulations S-K and S-X of the Commission).

(d) The Company understands and confirms that the Initial Purchaser will rely on the representations set forth herein in effecting transactions in securities of the Company.

(e) Subsequent to the respective dates as of which information is given in the Prospectus, except as disclosed in the Prospectus, the Company has not declared, paid or made any dividends or other distributions of any kind on or in respect of its capital stock and there has been no adverse change or any development which could, individually or in the aggregate, have or result in a adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting (i) the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and the subsidiaries of the Company listed on Exhibit 21.1 to the Company’s Annual Report of Form 10-K for the year ended December 31, 2005 (each a “Subsidiary” and collectively, the “Subsidiaries”) taken as a whole; (ii) the long-term debt or capital stock of the Company and the Subsidiaries taken as a whole; or (iii) the ability of the Company to consummate the Offering or any of the other transactions contemplated by the Offering Documents (any such change or development being a “Material Adverse Effect”). Since the date of the latest balance sheet included or incorporated by reference in the Prospectus, neither the Company nor any Subsidiary has incurred or undertaken any liabilities or obligations, whether direct or indirect, accrued or absolute, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company and the Subsidiaries, individually or taken as a whole, except for liabilities, obligations and transactions which are disclosed in the Prospectus.

(f) Except as contemplated by this Agreement, the Offering Documents or as disclosed in the Prospectus or the Incorporated Documents, since December 31, 2005, through the date immediately preceding the Closing Date, neither the Company nor any of its Subsidiaries has (i) issued any stock, options, bonds or other corporate securities other than pursuant to the Company’s option plans, (ii) borrowed any amount or incurred or became subject to any liabilities (absolute, accrued or contingent), other than current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business, (iii) discharged or satisfied any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (any “Lien”) or adverse claim or paid any obligation or liability (absolute, accrued or contingent), other than current liabilities shown on the balance sheets of the Company and current liabilities incurred in the ordinary course of business, (iv) declared or made any payment or distribution of cash or other property to the stockholders of the Company or purchased or redeemed any securities of the Company, (v) mortgaged, pledged or subjected to any Lien or adverse claim any of its properties or assets, except for Liens for taxes not yet due and payable or otherwise in the ordinary course of business, (vi) sold, assigned or transferred any of its assets, tangible or intangible, except in the ordinary course of business or in an aggregate amount less than $250,000, (vii) suffered any extraordinary losses or waived any rights of material value other than in the ordinary course of business, (viii) made any capital expenditures or commitments therefor other than in the ordinary course of business or in an aggregate amount less than $250,000, (ix) entered into any other transaction other than in the ordinary course of business in an aggregate amount less than $250,000 or entered into any material transaction, whether or not in the ordinary course of business, (x) made any charitable contributions or pledges, (xi) suffered any damages, destruction or casualty loss, whether or not covered by insurance, affecting any of the properties or assets of the Company or any other properties or assets of the Company which could, individually or in the aggregate, have or result in a Material Adverse Effect, (xii) made any material change in the nature or operations of the business of the Company or (xiii) entered into any agreement or commitment to do any of the foregoing.

(g) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus and, after giving effect to the Offering, will be as set forth in the Prospectus. Except as disclosed in the Prospectus, all of the issued and outstanding shares of capital stock of the Company are fully paid and non-assessable and have been duly and validly authorized and issued, in compliance with all applicable federal, state and foreign securities laws and are not in violation of or subject to any preemptive or similar right that does or will entitle any person, upon the issuance or sale of any security, to acquire from the Company any Common Stock or other security of the Company or any security convertible into, or exercisable or exchangeable for, Common Stock or any other such security (any “Relevant Security”).

(h) The Conversion Shares have been duly authorized and reserved, and if and when issued upon conversion of the Notes in accordance with their terms and the Indenture, will be validly issued, fully paid and non-assessable, free of any preemptive or similar rights and any Liens; will have been issued in compliance with all applicable federal, state and foreign securities laws, will not have been issued in violation of or subject to any preemptive or similar right that does or will entitle any person to acquire any Relevant Security from the Company upon issuance or sale of the Notes or the Conversion Shares and, except as disclosed in the Prospectus, will not be subject to any restriction upon the voting or transfer thereof pursuant to applicable law or the Company’s certificate of incorporation, bylaws or governing documents or any agreement to which the Company or any Subsidiary is a party or by which any of them may be bound.

(i) The Common Stock (including the Conversion Shares) conforms to the descriptions thereof contained in the Prospectus. Except as disclosed in, and as of the date or dates disclosed in, the Prospectus, neither the Company nor any Subsidiary has outstanding warrants, options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, any Common Stock or other security of the Company or any Subsidiary or any security convertible into, or exercisable or exchangeable for, Common Stock or any other such security.

(j) Each of the Subsidiaries are wholly-owned by the Company. The Subsidiaries are the only “significant subsidiaries” of the Company within the meaning of Regulation S-X promulgated under the Securities Act. All of the issued shares of capital stock of or other ownership interests in the Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company free and clear of any Lien.

(k) Each of the Company and each Subsidiary has been duly organized and validly exists as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and each Subsidiary has all requisite power and authority to carry on its business as it is currently being conducted and as described in the Prospectus, and to own, lease and operate its respective properties. Each of the Company and each Subsidiary is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which could (individually and in the aggregate) have or result in a Material Adverse Effect.

(l) The Company has the requisite power and authority to execute, deliver and perform its obligations under the Notes. The Notes have been duly and validly authorized by the Company for issuance and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and when delivered to and paid for by the Initial Purchaser in accordance with the terms hereof, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company free of any Liens, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) ((i) and (ii) collectively, the “Enforceability Exceptions”) and will be convertible into the Conversion Shares in accordance with their terms. At the Closing Date, the Notes will be in the form contemplated by the Indenture.

(m) The Company has the requisite power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly and validly authorized by the Company and meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the “TIA”), and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Exceptions.

(n) The Company has the requisite power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized by the Company and when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Initial Purchaser), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be limited by the Enforceability Exceptions.

(o) There exists as of the date hereof (after giving effect to the transactions contemplated by each of the Offering Documents) no event or condition that would constitute a default or an event of default under any of the Offering Documents.

(p) The execution, delivery, and performance of this Agreement, the Indenture and the consummation of the transactions contemplated by the Offering Documents do not and will not conflict with, require consent under or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, violate or result in the creation or imposition of any Lien upon any property or assets of the Company or any Subsidiary pursuant to, (i) any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant, instrument, franchise, license or permit to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective properties, operations or assets may be bound; (ii) any provision of the certificate or articles of incorporation, bylaws or other organizational documents of the Company or any Subsidiary; or (iii) any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of its or their properties; except, in the case of clauses (i) and (iii) above, as have been or will be obtained or could not reasonably be expected to have a Material Adverse Effect.

(q) Each of the Company and each Subsidiary has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, a “Consent”) of, and has made all filings with and given all notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals as are necessary to own, lease, license and operate its respective properties and to conduct its business, and, in all material respects complying therewith, except where the failure to have any such Consent or to make any such filing or notice would not, singly or in the aggregate, have a Material Adverse Effect. Each of the Company and each Subsidiary is in compliance in all material respects with the rules, regulations and applicable laws and orders of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including), without limitation, the receipt of any notice from any authority or governing body) that would result in or, after notice or lapse of time or both, would result in, revocation, suspension or termination of any such Consent or would result in or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Consent; except where such failure to be in compliance or the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a Material Adverse Effect.

(r) No Consent, filing, order, registration, approval, authorization qualification of, with or from any judicial, regulatory or other legal or governmental agency or body or any third party, foreign or domestic, is required by the Company for the execution, delivery and performance of this Agreement, the Indenture, or consummation of the Offering and the other transactions contemplated by the Offering Documents, including the issuance, sale and delivery of the Notes (and the issuance of the Conversion Shares upon conversion of the Notes), except such Consents as may be required under the rules of the Nasdaq Stock Market or state securities or “blue sky” laws or the approval of the Commission of a resale registration statement on Form S-3 as contemplated by the Registration Rights Agreement to be entered into between the Company and certain bondholders of the Company. No consent, approval or authorization of the stockholders of the Company is required in connection with the issuance of the Securities.

(s) Except as disclosed in the Prospectus, there is no judicial, regulatory, arbitral or other legal or governmental proceeding or other claim, action, suit, inquiry, litigation, Commission comment letters, or arbitration, domestic or foreign, pending to which the Company or any Subsidiary is a party or of which any property, operations or assets of the Company or any Subsidiary is the subject which, individually or in the aggregate, if determined adversely to the Company or any Subsidiary, could reasonably be expected to have a Material Adverse Effect, and to the best of the Company’s knowledge, no such proceeding, claim, action, suit, litigation or arbitration is threatened or contemplated.

(t) The financial statements, including the notes thereto, included in the Incorporated Documents are true, correct and complete copies of the consolidated audited balance sheets of the Company at December 31, 2004 and 2005 and the related consolidated audited statements of operations, changes in stockholders’ equity (deficit) and comprehensive income (loss) and cash flows for the years ended December 31, 2004 and 2005 and present fairly, in all material respects, as of the dates and for the periods specified, the financial position, cash flows and results of operations of the Company and its consolidated subsidiaries for which financial statements are included in the Incorporated Documents; such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and the financial and statistical information included or incorporated by reference in the Prospectus presents fairly the information included therein and, if so required, has been prepared on a basis consistent with that of the financial statements that are included in the Incorporated Documents and is derived from the books and records of the respective entities presented therein and, to the extent such information is a range, projection or estimate, is based on the good faith belief and estimates of the management of the Company.

(u) Grant Thornton, LLP, which examined certain of such financial statements, was, to the best of the Company’s knowledge, an independent public accounting firm as required by the Securities Act and the Exchange Act at the time of such examination through its resignation on August 31, 2005. Stonefield Josephson, Inc., which examined certain financial statements as set forth in its reports included in the Prospectus Supplement, is, to the best of the Company’s knowledge, an independent public accounting firm as required by the Securities Act and the Exchange Act.

(v) The Company is subject to and in full compliance with the reporting requirements of Section 13 or 15(d) of the Exchange Act and files reports with the Commission on the EDGAR System. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and the outstanding shares of Common Stock are listed for quotation on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the Nasdaq National Market, nor has the Company received any notification (written or oral) that the Commission or the Nasdaq National Market is contemplating terminating such registration or listing or that the Company is not in compliance with the continuing listing or maintenance requirements of the Nasdaq National Market.

(w) The Company and the Subsidiaries have filed in a timely manner each document or report required to be filed by each pursuant to the Exchange Act, including, without limitation, the Incorporated Documents. Since the date of the Prospectus Supplement, no event or circumstance has occurred or information exists with respect to the Company or any of the Subsidiaries or its or their business, properties, prospects, operations or financial conditions which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company that has not been filed within the period required by such law, rule or regulation.

(x) The Company and each Subsidiary maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(y) Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) has taken, directly or indirectly, any action that constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(z) Except as described in the Prospectus Supplement, no holder of any Relevant Security has any rights to require registration of any Relevant Security as part or on account of, or otherwise in connection with the Offering and any of the other transactions contemplated by the Offering Documents, and any such rights so disclosed have been effectively waived by the holders thereof, and any such waivers remain in full force and effect, other than in respect of the Exchange Agreement dated April 24, 2006, by and among the Company and the investors listed on Schedules I thereto.

(aa) The Company is not and, immediately after the sale of the Securities as contemplated hereunder will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(bb) Except as disclosed in the Prospectus, no relationship, direct or indirect, exists between or among the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Exchange Act to be described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, which is not so described and described as required in such reports.

(cc) Each of the Company and each Subsidiary owns or leases all such properties as are necessary to the conduct of their respective businesses as presently operated and as proposed to be operated as described in the Prospectus. The Company and each Subsidiary have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all Liens except such as are described in the Prospectus or such as could not reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease or sublease by the Company and any Subsidiary are held by them under valid, subsisting and enforceable leases or subleases with such exceptions as are not material to, and do not interfere with, the use made and proposed to be made of such property and buildings by the Company and such Subsidiary.

(dd) The Company and each Subsidiary owns, licenses or possesses all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in the connection with the business now operating by them that are necessary for the conduct of the business (“Intellectual Property”) of the Company and the Subsidiaries, except where failure to own, license or possess or otherwise to be able to acquire such intellectual property would not singly, or in the aggregate, have a Material Adverse Effect. To the knowledge of the Company, the Intellectual Property does not infringe on or conflict with the rights or intellectual property of third parties, and neither the Company nor any Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property that, singly or in the aggregate, if the subject of unfavorable decision, ruling or finding, would have a Material Adverse Effect, in each case except as described in the Prospectus.

(ee) Each of the Company and each Subsidiary has prepared and timely filed all federal, state, local, foreign and other material tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including, without limitation, all material sales and use taxes and all taxes which the Company or the Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return). There is no tax Lien, whether imposed by any federal, state, local, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary.

(ff) No collective bargaining agreement covering any employee of the Company or any Subsidiary exists that is binding on either the Company or any Subsidiary, and, to the Company’s knowledge, no petition has been filed or proceeding instituted by an employee or group of employees of either the Company or any Subsidiary with the National Labor Relations Board seeking recognition of a bargaining representative. To the Company’s knowledge, no organizational effort currently is being made or threatened by or on behalf of any labor union to organize any employees of either the Company or any Subsidiary, and there is no threatened, imminent or current labor strike, dispute or organized work stoppage in effect by the employees of either the Company or any Subsidiary which could have or result in a Material Adverse Effect.

(gg) No “prohibited transaction” (as defined in either Section 406 of the Employee Retirement Income Security Act of 1974, as amended,

including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)), “accumulated funding deficiency” (as defined in Section 302 of ERISA) or other event of the kind described in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) for which the Company or any Subsidiary would have any liability; each employee benefit plan (as defined in Section 3(3) of ERISA) for which the Company or any Subsidiary would have any liability is in compliance in all material respects with applicable law, including, without limitation, ERISA and the Code; the Company has not incurred and does not expect to incur material liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan” (as defined in Section 3(2)); and each pension plan (as defined in Section 3(2)) for which the Company would have any material liability that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the Company’s knowledge, nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

(hh) Each of the Company and its subsidiaries is in compliance in all material respects with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Law”) which are applicable to its business; (ii) neither the Company nor any of its subsidiaries has received any written notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) each of the Company and its subsidiaries has received all permits, licenses and other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance with all terms and conditions of any such permit, license or approval; (iv) to the Company’s knowledge, no facts currently exist that will require the Company or its subsidiaries to make future material capital expenditures to comply with Environmental Laws; and (v) no property which is or has been owned, leased or occupied by the Company or its subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.) or otherwise designated as a contaminated site under applicable state or local law. Neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the CERCLA 1980. In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which the Company identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

(ii) The Company and the Subsidiaries maintain insurance of the types, against such losses and in the amounts and with such insurers as are customary in the Company’s industry and otherwise reasonably prudent, including risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

(jj) All material agreements to which the Company and the Subsidiaries are parties and which are required to have been filed by the Company pursuant to the Securities Act, the Exchange Act, and the rules and regulations thereunder have been filed by the Company with the Commission. As of the date hereof, except as disclosed in the Incorporated Documents and except for those agreements that by their terms are no longer in effect, each such agreement is in full force and effect and is binding on the Company and, to the Company’s knowledge, is binding upon such other parties, in each case in accordance with its terms, and neither the Company nor, to the Company’s knowledge, any other party thereto is in breach of or default under any such agreement. Except as disclosed in the Incorporated Documents, the Company has not received any written notice regarding the termination of any such agreements.

(kk) Neither the Company nor any Subsidiary (i) is in violation of its certificate of incorporation, bylaws, or other organizational documents, or (ii) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any Lien upon any of its property or assets pursuant to, any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant, instrument, franchise, license or permit to which it is a party or by which it is bound or to which any of its property or assets is subject, or has received a notice or claim of any such default or has knowledge of any breach of such contracts by the other party or parties thereto, except where the consequences of such violation would have a Material Adverse Effect, except (in the case of clause (ii) above) defaults or Liens disclosed in the Prospectus.

(ll) The certificates for the shares of Common Stock (including the Conversion Shares) conform to the requirements of the Nasdaq National Market and the General Corporation Law of the State of Washington.

(mm) Except as described in the Prospectus, the Company and each Subsidiary have complied with and established such boards and policies as required by the Sarbanes-Oxley Act of 2002. The Company is subject to and is in compliance with all of the requirements of the Nasdaq National Market.

(nn) Other than CRT (as the Initial Purchaser), no finder, broker, agent, financial person or other intermediary has acted on behalf of the Company in connection with the resale of the Securities to the Initial Purchaser, the resale of the Notes by the Initial Purchaser or the consummation of this Agreement or any of the transactions contemplated hereby.

The Company acknowledges that the Initial Purchaser and, for purposes of the opinions to be delivered to the Initial Purchaser pursuant to Section 8 hereof, counsel to the Company and counsel to the Initial Purchaser will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

3. Purchase, Sale and Delivery of the Securities

(a) On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, at 96% of their principal amount (subject to Section 3(c) hereof), the aggregate principal amount of the Firm Notes set forth on Schedule 1 hereto.

(b) In addition, on the basis of the representations, warranties, agreements and covenants contained herein, and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Initial Purchaser to purchase up to $4,973,400 in aggregate principal amount Option Notes from the Company at the same price as the purchase price to be paid by the Initial Purchaser for the Firm Notes. The option granted hereunder may be exercised at any time, regardless of whether any of the Firm Notes have been converted or repurchased by the Company, on or after the first (1st) day following the Closing Date to and including the thirtieth (30th) day following the Closing Date upon written or telegraphic notice by the Initial Purchaser to the Company, which notice may be given from time to time on one or more occasion. Such Notice shall set forth (i) the amount (which shall be an integral multiple of $1,000 in aggregate principal amount at issuance) of Option Notes as to which the Initial Purchaser are exercising the option, and (ii) the time, date and place at which such Option Notes will be delivered. Such time and date of delivery is called the “Additional Closing Date.” The Additional Closing Date must not be later than eight (8) full business days after the Initial Purchaser exercise the option, with the actual date determined by the Initial Purchaser. The Initial Purchaser may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(c) Delivery of and payment for the Securities shall be made at the offices of O’Melveny & Myers LLP, at Embarcadero Center West, 275 Battery Street, San Francisco, California 94111, on April 26, 2006, or such other date as the Initial Purchaser and the Company shall mutually agree, at such time and date being herein referred to as the “Closing Date.” The Securities shall be delivered on the Closing Date against payment of the purchase price therefore by wire transfer of immediately available funds to an account specified in writing to the Initial Purchaser by the Company. If requested by the Initial Purchaser, one or more global securities representing the Securities shall be registered by the

Trustee in the name of Cede & Co., the nominee of The Depository Trust Company (“DTC”), and credited to such accounts as CRT shall request, upon notice to the Company at least 48 hours prior to the Closing Date.

(d) Notwithstanding anything to the contrary herein, to the extent that any subsequent purchaser of the Securities from the Initial Purchaser listed on Schedule I hereto (a “Subsequent Purchaser”) has withdrawn its commitment, as set forth on Schedule 1 attached hereto, to purchase all or a portion of the Securities, or such Subsequent Purchaser has actually made or has threatened to make any amendments, alterations, modifications, withdrawals, waivers or breaches of its Purchaser Letter or fails to perform in any way under its Purchaser Letter, the Initial Purchaser’s obligation to purchase the Notes under this Agreement shall be terminated or adjusted downward on a dollar for dollar basis accordingly, at the sole discretion of the Initial Purchaser.

(e) Delivery to the Initial Purchaser of and payment for the Option Notes shall be made on the Additional Closing Date in the same manner as payment for the Firm Notes.

4. Offering by the Initial Purchaser. The Initial Purchaser proposes to make an offering of the Securities at the price and upon the terms set forth in the Prospectus as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchaser is advisable.

5. Certain Covenants. For the purposes of this Section 6, “Closing Date” shall refer to the Closing Date for the Firm Notes and any Additional Closing Date for the Option Notes.

(a) The Company covenants and agrees with the Initial Purchaser that:

(aa) The Company shall prepare the Prospectus in a form approved by the Initial Purchaser and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules.

(bb) The Company will not amend or supplement the Prospectus or any amendment or supplement thereto of which the Initial Purchaser shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchaser shall not have given their consent, other than by filing documents under the Exchange Act that are incorporated by reference therein, without notice to the Initial Purchaser. The Company will promptly, upon the reasonable request of the Initial Purchaser or counsel to the Initial Purchaser, make any amendments or supplements to the Prospectus that may be reasonably necessary or advisable in connection with the resale of the Notes by the Initial Purchaser. As soon as the Company is advised thereof, the Company will notify the Initial Purchaser and its counsel, and confirm the notice in writing, of any order preventing or suspending the use of the Offering Documents, or the suspension of the qualification or registration of the Securities for offering or the suspension of any exemption for such qualification or registration of the Securities for offering in any jurisdiction, or of the institution or threatened institution of any proceedings for any of such purposes, and the Company will use its best efforts to prevent the issuance of any such order and, if issued, to obtain as soon as reasonably possible the lifting thereof.

(cc) The Company will use its best efforts to qualify or exempt the Notes for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Initial Purchaser may reasonably designate and the Company will make such applications and furnish information as may be required for such purposes, and will continue any such qualifications or exemptions in effect for as long as may be necessary to complete the distribution of the Securities by the Initial Purchaser; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or to take any other action that would subject it to general service of process or to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(dd) If, at any time prior to the completion of the resale by the Initial Purchaser of the Securities, any event shall occur as a result of which it is necessary, in the reasonable judgment of the Initial Purchaser, to amend or supplement the Prospectus in order to make such Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with applicable laws, rules or regulations, the Company shall notify the Initial Purchaser of any such event and (subject to Section 6(a)) forthwith amend or supplement such Prospectus at its own expense so that, as so amended or supplemented, such Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading and will comply with all applicable laws, rules or regulations.

(ee) The Company will, without charge, provide to the Initial Purchaser and to counsel to the Initial Purchaser as many copies of each of the Prospectus or any amendment or supplement thereto as the Initial Purchaser or its counsel may reasonably request.

(ff) The Company will not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

(gg) Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) will take, directly or indirectly, any action that constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(hh) The Company will cause the Notes to be eligible for clearance and settlement through DTC.

(ii) The Company will use its best efforts to list the Conversion Shares for quotation on the Nasdaq National Market by Closing.

(jj) The Company will, at all times, authorize, reserve and keep available, free of preemptive rights, enough shares of Common Stock for the purpose of enabling the Company to satisfy its obligations to issue the Conversion Shares upon conversion of the Notes.

(kk) Prior to the Closing, the Company will not incur any material indebtedness or dispose of any material assets or make any material acquisition or change in its business or operations, except with the Initial Purchaser’s knowledge or consent. The Company shall not, during the period commencing on the date hereof and ending on the earlier of the Closing Date, issue any press release or other public communication, or hold any press conference with respect to the Company’s financial condition, results of operations or the Offering, without the prior consent of the Initial Purchaser, which consent shall not be unreasonably withheld or delayed, subject to the Company’s obligation to comply with applicable laws.

6. Expenses. Whether or not the Offering is consummated or this Agreement is terminated (pursuant to Section 12 or otherwise), the Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by the Company of its obligations hereunder: (a) the negotiation, preparation, printing, typing, reproduction, execution and delivery of this Agreement and of the other Offering Documents, any amendment or supplement to or modification of any of the foregoing and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith; (b) the preparation, printing or reproduction of the Prospectus and each amendment or supplement to it; (c) the delivery (including postage, air freight charges and charges for counting and packaging) of such copies of each the Prospectus and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offer and sale of the Notes; (d) the preparation, printing, authentication, issuance and delivery of certificates for the Notes and the Conversion Shares, including any stamp taxes in connection with the original issuance and sale of the Securities; (e) the reproduction and delivery of this Agreement and the other Offering Documents, the preliminary and supplemental “blue sky” memoranda and all other agreements or documents reproduced and delivered in connection with the offering of the Securities; (f) the exemption from, or registration or qualification of the

Securities for offer and sale under the securities or “blue sky” laws of the several states (including filing fees and the reasonable fees, expenses and disbursements of counsel to the Initial Purchaser relating to such registration and qualification); (g) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to and related communications with prospective purchasers of the Notes; (h) the fees and expenses of counsel (including local and special counsel, if any) for the Company; (i) fees and expenses of the Trustee, including fees and expenses of its counsel; and (j) all expenses and listing fees incurred in connection with the application for listing for quotation of the Common Stock on the Nasdaq National Market.

7. Conditions of the Initial Purchaser’s Obligations. For purposes of this Section 7, “Closing Date” shall refer to the Closing Date for the Securities. The obligations of the Initial Purchaser to purchase and pay for the Securities are subject to the absence from any certificates, opinions, written statements or letters furnished to the Initial Purchaser pursuant to this Section 7 of any misstatement or omission and to the following additional conditions unless waived in writing by the Initial Purchaser:

(A) The Initial Purchaser shall have received an opinion, in form and substance satisfactory to the Initial Purchaser, in its sole discretion, dated the Closing Date, of O’Melveny & Myers, LLP, counsel to the Company.

(B) The Initial Purchaser shall have received an opinion, in form and substance satisfactory to the Initial Purchaser, in its sole discretion, dated the Closing Date, of Foley & Lardner, intellectual property counsel to the Company.

(C) The Initial Purchaser shall have received a comfort letter, in form and substance satisfactory to the Initial Purchaser, in its sole discretion, dated the Closing Date, of Stonefield Josephson, Inc., registered independent auditor of the Company.

(D) The Initial Purchaser shall have received an opinion, in form and substance satisfactory to the Initial Purchaser, in its sole discretion, dated the Closing Date, of DLA Piper Rudnick Gray Cary US LLP, counsel to the Initial Purchaser.

(E) The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Closing Date, and the Company shall have complied in all respects with all covenants, agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(F) None of the issuance and sale of the Securities pursuant to this Agreement or any of the transactions contemplated by this Agreement or any of the other Offering Documents shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued; and there shall not have been any legal action, statute, order, decree or other administrative proceeding enacted, instituted or overtly threatened against the Company or against the Initial Purchaser relating to the issuance or the trading of the Securities or the Initial Purchaser’ activities in connection therewith or any other transactions contemplated by this Agreement or the Prospectus or the other Offering Documents.

(G) Subsequent to the date of this Agreement and since the date of the most recent financial statements in the Prospectus (exclusive of any amendment or supplement thereto after the date hereof), there shall not have occurred (i) any change, or any development involving a prospective change in, or affecting the business, condition (financial or other), properties or results of operations of, the Company or any Subsidiary not disclosed in the Prospectus that is, in the judgment of the Initial Purchaser, so material and adverse as to make it impracticable or inadvisable to proceed with the Offering on the terms and in the manner contemplated by the Prospectus, or (ii) any event or development relating to or involving the Company or any Subsidiary or any of their respective officers or directors that makes any statement made in the Prospectus untrue or that, in the opinion of the Company and its counsel or the reasonable judgment of the Initial Purchaser, requires the making of any addition to or change in the Prospectus in order to state a material fact necessary in order to make the statements made therein not misleading.

(H) The Initial Purchaser shall have received certificates, dated the Closing Date and signed by the President and Chief Executive Officer and the Chief Financial Officer of the Company, to the effect that:

(i) All of the representations and warranties of the Company set forth in this Agreement are true and correct on and as of the Closing Date, all covenants agreements, conditions and obligations of the Company to be performed, satisfied or complied with hereunder in all respects on or prior the Closing Date have been duly performed, satisfied or complied with.

(ii) No event has occurred and is continuing, as a result of which the Prospectus including all exhibits and attachments thereto would contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances existing at the time it is delivered to the Initial Purchaser, not misleading.

(iii) The issuance and sale of the Notes pursuant to this Agreement and the Prospectus and the consummation of the transactions contemplated by the Offering Documents have not been enjoined (temporarily or permanently) and no restraining order or other injunctive order has been issued and there has not been any legal action, order, decree or other administrative proceeding instituted or, to such officers’ knowledge, threatened against the Company relating to the issuance or the trading of the Securities or the Initial Purchaser’ activities in connection therewith or in connection with any other transactions contemplated by this Agreement or the Prospectus or the other Offering Documents.

(iv) Subsequent to the date of this Agreement and since the date of the most recent financial statements in the Prospectus (exclusive of any amendment or supplement thereto after the date hereof), there has not occurred (1) any change, or any development involving a prospective change, in or affecting the business, condition (financial or other), properties or results of operations of the Company or any Subsidiary, not contemplated by the Prospectus, or, in the judgment of the Initial Purchaser, could result in a Material Adverse Effect upon the Company, or (2) any event or development relating to or involving the Company or any Subsidiary or any of their respective officers or directors that, in the judgment of the Initial Purchaser, makes any statement made in the Prospectus untrue or that requires the making of any addition to or change in the Prospectus in order to state a material fact necessary in order to make the statements made therein not misleading.

(v) At the Closing Date and after giving effect to the consummation of the transactions contemplated by the Prospectus Supplement there shall exist no Default or Event of Default (as defined in the Indenture).

(I) Each of the Offering Documents and each other agreement or instrument executed in connection with the transactions contemplated thereby shall be satisfactory in form and substance to the Initial Purchaser and shall have been executed and delivered by all the respective parties thereto (other than the Initial Purchaser) and shall be in full force and effect, and there shall have been no amendments, alterations, modifications or waivers of any provision thereof since the date of this Agreement.

(J) There shall have been Purchaser Letters executed and delivered by the Subsequent Purchasers agreeing to fund a total of $33,156,000 none of the Subsequent Purchasers shall have actually made or threatened to make any amendments, alterations, modifications, withdrawals, waivers or breaches with respect to its Purchaser Letter and/or its commitment set forth on Schedule 1 attached hereto or failed to perform in any respect with respect to its Purchaser Letter and/or its commitment set forth on Schedule 1 attached hereto and the Initial

Purchaser shall have no reasonable good faith belief that such commitments or purchases will not be funded.

(K) All proceedings taken in connection with the issuance of the Notes and the transactions contemplated by this Agreement, the other Offering Documents and all documents and papers relating thereto shall be satisfactory to the Initial Purchaser and counsel to the Initial Purchaser. The Initial Purchaser and counsel to the Initial Purchaser shall have received copies of such papers and documents as they may reasonably request in connection therewith, all in form and substance satisfactory to them.

(L) The Notes shall be eligible for clearance on DTC.

(M) At the Closing Date, the Company and the Trustee shall have entered into the Indenture, in form and substance satisfactory to the Initial Purchaser, in its sole discretion, and the Initial Purchaser shall have received counterparts, dated the Closing Date and executed by each of the parties thereto and the Notes shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

(N) There are no pending or threatened legal or governmental proceedings to which the Company or the Subsidiaries is a party or of which any property of the Company or the Subsidiaries is the subject, which, the Initial Purchaser believes, in its sole discretion, if determined adversely to the Company or the Subsidiaries, would individually or in the aggregate have a Material Adverse Effect on the financial position or results of operations of the Company and the Subsidiaries taken as a whole; and

(O) There shall have been executed by each of the Subsequent Purchasers, as listed on Schedule 1, an Exchange Agreement with the Company representing an aggregate exchange of $40,668,000 principal amount of the Company’s 5.75% Convertible Senior Secured Subordinated Notes due June 15, 2008 and the Company’s 5.75% Convertible Subordinated Notes due June 15, 2008 for $33,156,000 principal amount of the Company’s 7.5% Convertible Senior Notes due April 26, 2011.

All such opinions, certificates, letters, schedules, documents or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are satisfactory in all respects to the Initial Purchaser and counsel to the Initial Purchaser. The Company shall furnish to the Initial Purchaser such conformed copies of such opinions, certificates, letters, schedules, documents and instruments in such quantities as the Initial Purchaser shall reasonably request.

8. Indemnification.

(a) The Company shall indemnify and hold harmless (i) the Initial Purchaser, (ii) each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and (iii) the respective members, officers, directors, partners, employees, Initial Purchaser and agents of the Initial Purchaser or any controlling person, from and against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including, but not limited to, reasonable attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus Supplement or the omission or alleged omission to state in the Prospectus Supplement a material fact necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchaser expressly for use in the section entitled “Underwriting” therein. The parties acknowledge and agree that such information provided by or on behalf of the Initial Purchaser consists solely of the material identified in Section 16 hereof. This indemnity agreement will be in addition to any liability that the Company may otherwise have, including under this Agreement.

(b) The Initial Purchaser shall indemnify and hold harmless (i) the Company, (ii) each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and (iii) the officers, directors, partners, employees, representatives and agents of the Company, from and against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including, but not limited to, attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact provided by such Initial Purchaser and contained in the section entitled “Underwriting” of the Prospectus, or arise out of or are based upon the omission or alleged omission to state in the section entitled “Underwriting” of the Prospectus Supplement a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Initial Purchaser expressly for use therein; provided, however, that in no case shall the Initial Purchaser be liable or responsible for any amount in excess of the discounts and commissions received by such Initial Purchaser in connection with the sale of the Securities. The parties acknowledge and agree that such information provided by or on behalf of an Initial Purchaser consists solely of the material identified in Section 16 hereof. This indemnity will be in addition to any liability that an Initial Purchaser may otherwise have, including under this Agreement.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 9). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one such counsel and any local counsel shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 9 or Section 10 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding, and (B) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

9. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 9 is for any reason held to be unavailable from an indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company, on the one hand, and the Initial Purchaser, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, liabilities, claims, damages and expenses suffered by the Company, any contribution received by the Company from persons, other than the Initial Purchaser, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to which the Company and the Initial Purchaser may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchaser, on the other hand, from the offering of the Securities or, if such allocation is not permitted by applicable law in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, on the one hand, and the Initial Purchaser, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchaser, on the other hand, shall be deemed to be in the same proportion as (a) the total proceeds from the offering of the Securities (net of discounts but before deducting expenses) received by the Company bear to (b) the discounts and commissions received by the Initial Purchaser, respectively. The relative fault of the Company, on the one hand, and the Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Initial Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Initial Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 10, (i) in no case shall either of the Initial Purchaser be required to contribute any amount in excess of the amount by which the discounts and commissions received by such Initial Purchaser in respect of the Notes resold by the Initial Purchaser in the initial placement of such Notes exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission, or alleged omission, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, (A) each person, if any, who controls either of the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and (B) the respective officers, directors, partners, employees, representatives and agents of the Initial Purchaser or any controlling person shall have the same rights to contribution as such Initial Purchaser, and (C) each person, if any, who controls any Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and (D) the officers, directors, employees, representatives and agents of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 10. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 10, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 9 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its prior written consent, provided that such written consent shall not be unreasonably withheld or delayed.

10. Survival Clause. The respective representations, warranties, agreements, covenants and indemnities of the Company and the Initial Purchaser set forth in this Agreement shall remain in full force and effect, regardless of (a) any investigation made by or on behalf of officers, directors, partners, employees, agents, representatives or controlling persons referred to in Sections 9 and 10 hereof, and (b) delivery of and payment for the Notes, and shall, subject to Section 14 hereof, be binding upon and shall, subject to Section 14 hereof, inure to the benefit of, any successors, permitted assigns, heirs and legal representatives of the Company, the Initial Purchaser and the indemnified parties referred to in Section 9 hereof. The respective agreements, covenants and indemnities set forth in Sections 7, 9, 10, 11 and 12 hereof shall remain in full force and effect, regardless of any termination of this Agreement.

11. Termination. (a) This Agreement may be terminated in the sole discretion of the Initial Purchaser by notice to the Company if (i) any conditions to be satisfied or obligations to be performed hereunder by the Company, including but not limited to those set forth in Section 8, or for which the Company is responsible, have not been satisfied or performed in all respects on or prior to the Closing Date, or (ii) at or prior to the Closing Date or at prior to the Additional Closing Date, as the case may be:

(A) any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Initial Purchaser will in the immediate future materially disrupt, the market for the Company’s securities or securities in general;

(B) trading on the New York Stock Exchange or the Nasdaq Stock Market shall have been suspended or made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange or the Nasdaq Stock Market, or by order of the Commission or other regulatory body or governmental authority having jurisdiction;

(C) a banking moratorium has been declared by any state or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred;

(D) (1) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States, or (2) there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (1) or (2), in the opinion of the Initial Purchaser, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Notes or the Optional Notes, as the case may be, on the terms and in the manner contemplated by the Prospectus Supplement; or

(b) Subject to paragraph (c) below, termination of this Agreement pursuant to this Section 12 shall be without liability of any party to any other party except as provided in Section 11 hereof.

(c) If this Agreement shall be terminated pursuant to any of the provisions hereof, or if the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchaser set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Initial Purchaser, reimburse the Initial Purchaser for all out-of-pocket expenses (including the reasonable fees and the expenses of its counsel), incurred by the Initial Purchaser in connection herewith.

12. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing, shall be delivered by hand delivery, by telecopier, by courier guaranteeing overnight delivery or by first-class mail, return receipt requested, and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier (provided notice is also given by some other means permitted by this Section 13), (iii) one Business Day after being deposited with such courier, if made by overnight courier, or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows: to the Initial Purchaser c/o CRT Capital Group LLC, 262 Harbor Drive, Stamford, CT 06902, Attention: Eric Seal, facsimile number: (203) 569-6890, and with a copy to DLA Piper Rudnick Gray Cary US LLP, 1251 Avenue of the Americas, New York, NY 10020, Attention: William Haddad, Esq., facsimile number: (212) 835-6001, and if sent to the Company, to Cell Therapeutics, Inc., 501 Elliot Avenue West, Suite 400, Seattle, Washington 98119, Attention: Dr. James Bianco, facsimile number: (206) 272-4397, and with a copy to O’Melveny & Meyers, Embarcadero Center West, 275 Battery Street, Suite 2600, San Francisco, California 94111, Attention: Michael Kennedy, Esq., and David Miscia, Esq., facsimile number: (415) 984-8701.

13. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser and the Company and their respective successors, permitted assigns and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (a) the indemnities of the Company contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control an Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the respective officers, directors, partners, employees, agents and representatives of the Initial Purchaser and any such person or persons, and (b) the indemnities of an Initial Purchaser contained in Section 9 of this Agreement shall also be for the benefit of the directors, officers, employees, agents and representatives of the Company and any person or persons who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. No purchaser of Securities from the Initial Purchaser will be deemed a successor or an assign because of such purchase. Prior to the Closing, no party may assign this Agreement or any of its rights hereunder without the prior written consent of the other party or parties.

14. No Waiver; Modifications in Writing. No failure or delay on the part of the Company or the Initial Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Initial Purchaser at law or in equity or otherwise. No waiver of or consent to any departure by the Company or the Initial Purchaser from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof; provided that notice of any such waiver shall be given to each party hereto as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Initial Purchaser. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Initial Purchaser from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

15. Information Supplied by the Initial Purchaser. The statements set forth in the sixth, eighth, ninth and tenth paragraphs in the Prospectus Supplement under the heading “Plan of Distribution” constitute the only information furnished by the Initial Purchaser to the Company for purposes of Sections 2(a), 9(a) and 9(b) hereof.

16. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements, representations, warranties, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof.

17. No Fiduciary Obligations. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Initial Purchaser, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction, the Initial Purchaser are and have been acting solely as a principal and is not the agent or fiduciary of the Company or their respective stockholders, creditors, employees or any other party, (iii) the Initial Purchaser have not assumed or will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Initial Purchaser have advised or is currently advising the Company or on other matters) and the Initial Purchaser have no obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Initial Purchaser and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Initial Purchaser have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

18. APPLICABLE LAW; JURISDICTION; WAIVER OF JURY TRIAL. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAW. The Company agrees that any suit, action or proceeding against the Company arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court in The City of New York, New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company agrees that a final judgment in any such proceeding brought in any such court shall be conclusive and binding thereupon and may be enforced in any other court in the jurisdiction to which the Company is or may be subject by suit upon such judgment. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Initial Purchaser.

Very truly yours,

CELL THERAPEUTICS, INC.

a Washington corporation

By:	/s/ James A. Bianco
Name: James A. Bianco, M.D.
Title: Chief Executive Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CRT CAPITAL GROUP LLC

By:	/s/ ERIC SEAL
	Name:	Eric Seal
	Title:	Senior Vice President

[Signature Page to Purchase Agreement]